EXHIBIT 23.5
CONSENT OF NOMINEE FOR DIRECTOR
     I hereby consent to the use of my name as a Director Nominee in the Registration Statement on Form S-1 filed by Duncan Energy Partners L.P. and the related prospectus and any amendments thereto.
Date: December 14, 2006

/s Larry J. Casey

Larry J. Casey